PROSPECTUS Dated January 24, 2001                  Pricing Supplement No. 25 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-47576
Dated January 24, 2001                                       Dated May 15, 2001
                                                                 Rule 424(b)(3)

                                   $36,250,338
                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes
                             -----------------------

                        12% Reset PERQS due May 30, 2002
                          Mandatorily Exchangeable for
                       Shares of Common Stock of eBay Inc.

      Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM
                                ("Reset PERQSSM")

The Reset PERQS will pay 12% interest per year but do not guarantee any return of principal at maturity. Instead, the Reset PERQS will pay at maturity a number of shares of eBay common stock based on the closing prices of eBay common stock on November 30, 2001 and at maturity, in each case subject to a cap price.

o The principal amount and issue price of each Reset PERQS is $28.025, which is one-half of the closing price of eBay common stock on May 15, 2001, the day we offered the Reset PERQS for initial sale to the public.

o We will pay 12% interest (equivalent to $3.363 per year) on the $28.025 principal amount of each Reset PERQS. Interest will be paid quarterly, beginning August 30, 2001.

o At maturity you will receive shares of eBay common stock in exchange for each Reset PERQS at an exchange ratio. The initial exchange ratio is one-half of a share of eBay common stock per Reset PERQS. However, if the price of eBay common stock appreciates above the first period cap price for November 30, 2001 or the second period cap price for May 28, 2002, the exchange ratio will be adjusted downward, and you will receive an amount of eBay common stock per Reset PERQS that is less than one-half of a share.

o The first period cap price is $73.43, or 131% of the closing price of eBay common stock on May 15, 2001. If on November 30, 2001 the price of eBay common stock is higher than the closing price of eBay common stock on May 15, 2001, we will raise the cap price to 131% of the closing price of eBay common stock on November 30, 2001. Otherwise the cap price will remain unchanged in the second period. The maximum you can receive at maturity is eBay common stock worth $48.10 per Reset PERQS.

o Investing in Reset PERQS is not equivalent to investing in eBay common stock.

o eBay Inc. is not involved in this offering of Reset PERQS in any way and will have no obligation of any kind with respect to the Reset PERQS.

o The Reset PERQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the Reset PERQS is "REB".

You should read the more detailed description of the Reset PERQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of Reset PERQS."

The Reset PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                             -----------------------

                          PRICE $28.025 PER RESET PERQS

                             -----------------------


                                Price             Agent's          Proceeds to
                            to Public (1)      Commission        the Company (1)
                          ------------------------------------------------------
Per Reset PERQS..........      $28.025             $0.56             $27.465
Total....................  $36,250,337.50        $724,360        $35,525,977.50


------------------

(1)   Plus accrued interest, if any, from the Original Issue Date.

If you purchase at least 100,000 Reset PERQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $27.4645 per Reset PERQS (98% of the Issue Price). In that case, the Agent's commissions will be $.0005 per Reset PERQS.


                           MORGAN STANLEY DEAN WITTER
ADVEST, INC.                                           McDONALD INVESTMENTS INC.

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the Reset PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The Reset PERQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the Reset PERQS is linked to the performance of eBay Inc. common stock, which we refer to as eBay Stock. The Reset PERQS also provide fixed quarterly payments at an annual rate of 12% based on the principal amount of each Reset PERQS. Unlike ordinary debt securities, Reset PERQS do not guarantee the return of principal at maturity. Instead the Reset PERQS pay a number of shares of eBay Stock at maturity based on the performance of this stock, either up or down, subject to a maximum value in each period. We may not redeem the Reset PERQS prior to maturity.

     "Performance Equity-linked Redemption Quarterly-pay Securities" and "PERQS" are our service marks.


Each Reset PERQS                  We, Morgan Stanley Dean Witter & Co., are
costs $28.025                     offering 12% Reset Performance Equity- linked
                                  Redemption Quarterly-pay Securities(sm) due
                                  May 30, 2002, Mandatorily Exchangeable for
                                  Shares of Common Stock of eBay Inc., which we refer to as the Reset PERQS(sm). The principal amount and issue price of each Reset PERQS is $28.025, which is one-half of the closing price of eBay Stock on May 15, 2001, the day we offered the Reset PERQS for initial sale to the public.

No guaranteed                     Unlike ordinary debt securities, the Reset
return of principal               PERQS do not guarantee any return of principal
                                  at maturity. Instead the Reset PERQS will pay an amount of eBay Stock based on the market price of eBay Stock, either up or down, on November 30, 2001 and at maturity, in each case subject to a cap price. Investing in Reset PERQS is not equivalent to investing in eBay Stock.

12% interest on the               We will pay interest on the Reset PERQS, at
principal amount                  the rate of 12%of the per principal amount
                                  year, quarterly on August 30, 2001, November
                                  30, 2001, February 28, 2002 and May 30, 2002.
                                  The interest rate we pay on the Reset PERQS is more than the current dividend rate on eBay
                                  Stock. The Reset PERQS will mature on May 30,
                                  2002.

Your appreciation                 The appreciation potential of each Reset PERQS
potential is capped               is limited ineach period by the cap price. The
                                  cap price through November 30, 2001 is $73.43, or 131% of the closing price of eBay Stock on May 15, 2001 (the "First Period Cap Price").
                                  The cap price thereafter until maturity (the
                                  "Second Period Cap Price") will be the higher of 131% of the closing price of eBay Stock on November 30, 2001 and the First Period Cap
                                  Price. The maximum you can receive at maturity is eBay Stock worth $48.10 per Reset PERQS.

Payout at maturity                At maturity, for each $28.025 principal amount
                                  of Reset PERQS you hold, we will give to you a number of shares of eBay Stock equal to the exchange ratio. The initial exchange ratio is one-half of a share of eBay Stock per Reset
                                  PERQS and may be adjusted as follows:


                                               First Period Adjustment
                                      The exchange ratio will be adjusted
                                      downward if the market price of eBay Stock exceeds the First Period Cap Price on November 30, 2001.

                                      The adjusted exchange ratio will be
                                      calculated as follows:

New Exchange = Initial Exchange               First Period Cap Price
   Ratio           Ratio         x ---------------------------------------------
                                   eBay Stock Closing Price on November 30, 2001


                                  If the market price of eBay Stock on November 30, 2001 is the same as or less than the First Period Cap Price, we will not adjust the exchange ratio at that time.

                                                Second Period Adjustment

                                      The exchange ratio may be adjusted
                                      downward again at maturity, but only if
                                      the market price of eBay Stock at maturity exceeds the Second Period Cap Price. The exchange ratio at maturity will then be calculated as follows:

Exchange Ratio  =  Existing Exchange          Second Period Cap Price
 at Maturity             Ratio       x -----------------------------------------
                                         eBay Stock Closing Price at Maturity

                                      If the market price of eBay Stock at
                                      maturity is the same as or less than the Second Period Cap Price, we will not adjust the exchange ratio at maturity.

                                  On the next page, we have provided a table titled "Hypothetical Payouts on the Reset PERQS." The table demonstrates the effect of these adjustments to the exchange ratio under a variety of hypothetical price scenarios. You should examine the table for examples of how the payout on the Reset PERQS could be affected under these or other potential price scenarios. This table does not show every situation that may occur.

                                  You can review the historical prices of eBay
                                  Stock in the "Historical Information" section of this pricing supplement.

                                  During the life of the Reset PERQS, Morgan
                                  Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, may also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of eBay Stock. You should read about these adjustments in the sections called "Description of Reset PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

MS & Co. will be the              We have appointed our affiliate, MS & Co., to
Calculation Agent                 act as calculation agent for The Chase
                                  Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and the Second
                                  Period Cap Price and calculate the amount of eBay Stock that you will receive at maturity.

No affiliation with               eBay Inc. is not an affiliate of ours and is
eBay Inc.                         not involved with this offering in any way.
                                  The obligations represented by the Reset PERQS are obligations of Morgan Stanley Dean Witter
                                  & Co. and not of eBay Inc.

Where you can find more           The Reset PERQS are senior notes issued as
information on the Reset          part of our Series C medium-term note program.
PERQS                             You can find a general description of our
                                  Series C medium-term note program in the accompanying prospectus supplement dated
                                  January 24, 2001. We describe the basic
                                  features of this type of note in the sections called "Description of Notes--Fixed Rate
                                  Notes" and "--Exchangeable Notes."

                                  For a detailed description of terms of the Reset PERQS, including the specific mechanics and timing of the exchange ratio adjustments, you should read the "Description of Reset PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in Reset PERQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the Reset PERQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Reset PERQS.

How to reach us                   You may contact your local Morgan
                                  Stanley Dean Witter branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number
                                  (212) 761-4000).

                     HYPOTHETICAL PAYOUTS ON THE RESET PERQS

     For each Reset PERQS, the following table illustrates, for a range of First Period Closing Prices and Maturity Prices, any adjustments we would make to the Exchange Ratio and the Second Period Cap Price and the resulting payout at maturity and total return on each Reset PERQS.

                                                                                                                Value
                                                                                                               of Reset     Value
                                                                                                                PERQS     of Reset
              Issue                                                                                             Payout at    PERQS
              Price    Initial               First      First                                       Exchange   Maturity   Payout at
               per      eBay       Initial   Period     Period  11/30/01     Second                  Ratio     Based on   Maturity
Illustration  Reset     Stock     Exchange    Cap      Closing  Exchange     Period      Maturity      at     eBay Stock  plus 12%
  Number      PERQS     Price      Ratio     Price      Price1    Ratio     Cap Price    Price 1    Maturity    Price2    Coupon2
  ------     -------   --------   --------  -------    -------- --------    ---------    --------   --------  ----------  ---------
     1       $28.025     $56.05    0.50000   $73.43    $35.0000  0.50000     $73.4300    $25.0000    0.50000    $12.50     $15.94
     2       $28.025     $56.05    0.50000   $73.43    $35.0000  0.50000     $73.4300    $60.0000    0.50000    $30.00     $33.44
     3       $28.025     $56.05    0.50000   $73.43    $35.0000  0.50000     $73.4300   $100.0000    0.36715    $36.72     $40.16
     4       $28.025     $56.05    0.50000   $73.43    $65.0000  0.50000     $85.1500    $60.0000    0.50000    $30.00     $33.44
     5       $28.025     $56.05    0.50000   $73.43    $65.0000  0.50000     $85.1500    $70.0000    0.50000    $35.00     $38.44
     6       $28.025     $56.05    0.50000   $73.43    $65.0000  0.50000     $85.1500   $120.0000    0.35479    $42.57     $46.01
     7       $28.025     $56.05    0.50000   $73.43   $100.0000  0.36715    $131.0000    $60.0000    0.36715    $22.03     $25.47
     8       $28.025     $56.05    0.50000   $73.43   $100.0000  0.36715    $131.0000   $120.0000    0.36715    $44.06     $47.50
     9       $28.025     $56.05    0.50000   $73.43   $100.0000  0.36715    $131.0000   $180.0000    0.26720    $48.10     $51.54
    10       $28.025     $56.05    0.50000   $73.43    $73.4300  0.50000     $96.1933    $96.1933    0.50000    $48.10     $51.54
                                                ^                               ^                                  ^
                                               131%                        Greater of (x)                       Maturity
                                            of Initial                     131% of First                      Price times
                                            eBay Stock                    Period Closing                        Adjusted
                                               Price                    Price and (y) First                     Exchange
                                                                          Period Cap Price                       Ratio

     The above table illustrates an important feature of the Reset PERQS - the payout at maturity is not determined merely by the price of eBay Stock at maturity, but will depend on the timing and magnitude of changes in the price of eBay Stock. For example, in both the fourth and seventh illustrations shown above, the Maturity Price is $60.00, but in the seventh illustration the Payout at Maturity is $25.47 compared to $33.44 in the fourth illustration. The difference in the seventh illustration arises because the First Period Closing Price exceeded the First Period Cap Price, resulting in a downward adjustment in the Exchange Ratio. Similarly, in both the ninth and tenth illustrations, the Payout at Maturity is $51.54, but in the ninth illustration, the Maturity Price had to equal or exceed $131.00 to produce that payout, while in the tenth illustration, a Maturity Price of only $96.1933 was required.

-------------------
1. The First Period Closing Price and the Maturity Price do not include any dividend payments that may have been paid to holders of eBay Stock.

2. This value is based on the Market Price of eBay Stock on the second scheduled Trading Day prior to maturity of the Reset PERQS. The value of eBay Stock that you receive at maturity may be more or less than the value of that eBay Stock on the second scheduled Trading Day prior to maturity.

                                  RISK FACTORS

     The Reset PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of eBay Stock, there is no guaranteed return of principal. Investing in Reset PERQS is not equivalent to investing directly in eBay Stock. This section describes the most significant risks relating to the Reset PERQS. You should carefully consider whether the Reset PERQS are suited to your particular circumstances before you decide to purchase them.


Reset PERQS Are Not               The Reset PERQS combine features of equity and
Ordinary Senior Notes --          debt. The terms of the Reset PERQS differ from
No Guaranteed Return of           those of ordinarydebt securities in that we
Principal                         will not pay you a fixed amount at maturity.
                                  Our payout to you at maturity will be a number of shares of eBay Stock based on the market price of eBay Stock on November 30, 2001 and at maturity. If the final market price of eBay
                                  Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at November 30, 2001, we will pay you an amount of eBay Stock with a value less than the principal amount of the Reset PERQS. See
                                  "Hypothetical Payouts on the Reset PERQS" above.

Your Appreciation                 The appreciation potential of the Reset PERQS
Potential Is Limited              is limited because of the cap prices. Even
                                  though the $28.025 issue price of one Reset
                                  PERQS is equal to today's market price of one share of eBay Stock multiplied by the initial exchange ratio, you may receive a lesser fractional amount of eBay Stock per Reset
                                  PERQS at maturity if the initial exchange ratio of one-half of a share has been adjusted downwards. If the price of eBay Stock appreciates above both the cap price for November 30, 2001 and the cap price for May
                                  28, 2002, the initial exchange ratio of
                                  one-half of a share of eBay Stock per Reset
                                  PERQS will be reduced twice.

                                  The exchange ratio and the final market price of eBay Stock at maturity will be determined on May 28, 2002, which is the second scheduled trading day prior to maturity of the Reset PERQS. If the price of eBay Stock is lower on the actual maturity date than it was on May 28, 2002, the value of any eBay Stock you receive will be less. Under no circumstances will you receive an amount of eBay Stock for each Reset PERQS worth more than $48.10 as of such second scheduled trading day prior to maturity.

Secondary Trading                 There may be little or no secondary market for
May Be Limited                    the Reset PERQS. Although the Reset PERQS have
                                  been approved for listing on the American
                                  Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the Reset PERQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS &
                                  Co. currently intends to act as a market maker for Reset PERQS but is not required to do so.

Market Price of the Reset         Several factors, many of which are beyond our
PERQS Influenced by Many          control, will influence the value of the Reset
Unpredictable Factors             PERQS. We expect that generally the market
                                  price of eBay Stock on any day will affect the value of the Reset PERQS more than any other single factor. Because adjustments to the exchange ratio for the Reset PERQS are tied to the closing stock prices on two specific days, however, the Reset PERQS may trade differently than eBay Stock. Other factors that may influence the value of the Reset PERQS include:

                                  o the volatility (frequency and magnitude of changes in price) of eBay Stock

                                  o   the dividend rate on eBay Stock

                                  o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of eBay Stock

                                  o   interest and yield rates in the market

                                  o the time remaining to the maturity of the Reset PERQS

                                  o   our creditworthiness

                                  Some or all of these factors will influence the price you will receive if you sell your Reset PERQS prior to maturity. For example, you may have to sell your Reset PERQS at a substantial discount from the principal amount if the market price of eBay Stock is at, below, or not sufficiently above the initial market price.

                                  You cannot predict the future performance of eBay Stock based on its historical performance. The price of eBay Stock may decrease so that you will receive at maturity shares of eBay Stock worth less than the principal amount of the Reset PERQS. We cannot guarantee that the price of eBay Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the Reset PERQS.

No Affiliation with               We are not affiliated with eBay Inc. Although
eBay Inc.                         we do not have any non-public information
                                  about eBay Inc. as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with eBay Inc., including extending loans to, or making equity investments in, eBay Inc. or providing advisory services to eBay Inc., including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of eBay Inc., including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity.
                                  eBay Inc. is not involved in the offering of the Reset PERQS in any way and has no obligation to consider your interest as an owner of Reset PERQS in taking any corporate actions that might affect the value of your Reset PERQS. None of the money you pay for the Reset PERQS will go to eBay Inc.

You Have No                       As an owner of Reset PERQS, you will not have
Shareholder Rights                voting rights or rights to receive dividends
                                  or other distributions or any other rights with respect to eBay Stock.

The Antidilution                  MS & Co., as calculation agent, will adjust
Adjustments We Are                the amount payable at maturity for certain
Required to Make Do Not           events affecting eBay Stock, such as stock
Cover Every Corporate             splits and stock dividends, and certain other
Event that Can Affect eBay        corporate actions involving eBay Inc., such as
Stock                             mergers. However, the calculation agent is not
                                  required to make an adjustment for every corporate event that can affect eBay Stock.
                                  For example, the calculation agent is not required to make any adjustments if eBay Inc.
                                  or anyone else makes a partial tender or partial exchange offer for eBay Stock. If an event occurs that does not require the calculation agent to adjust the amount of eBay
                                  Stock payable at maturity, the market price of the Reset PERQS may be materially and adversely affected.

Adverse Economic Interests        As calculation agent, our affiliate MS & Co.
of the Calculation Agent and      will calculate the payout to you at maturity
Its Affiliates May Influence      of the Reset PERQS. MS & Co. and other
Determinations                    affiliates may also carry out hedging
                                  activities related to the Reset PERQS or to other instruments, including trading in eBay
                                  Stock as well as in other instruments related to eBay Stock. MS & Co. and some of our other subsidiaries also trade eBay Stock and other financial instruments related to eBay Stock on a regular basis as part of their general broker dealer and other businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to the Reset
                                  PERQS and any such trading activity could potentially affect the price of eBay Stock and, accordingly, could affect your payout on the Reset PERQS.

Because the Characterization      You should also consider the tax consequences
of the Reset PERQS for            of investing in the Reset PERQS. There is no
Federal Income Tax Purposes       direct legal authority as to the proper tax
Is Uncertain, the Material        treatment of the Reset PERQS, and therefore
Federal Income Tax                significant aspects of the tax treatment of
Consequences of an                the Reset PERQS are uncertain. Pursuant to the
Investment in the Reset           terms of the Reset PERQS, MSDW and you agree
PERQS Are Uncertain.              to treat a Reset PERQS as an investment unit
                                  consisting of (i) a forward contract pursuant to which you agree to purchase eBay Stock from us at maturity and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the forward contract, as described in "Description of Reset PERQS--United States
                                  Federal Income Taxation--General." If the
                                  Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the Reset PERQS, the timing and character of income on the Reset
                                  PERQS and your basis for eBay Stock received in exchange for the Reset PERQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Reset
                                  PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section "Description of Reset PERQS--United
                                  States Federal Income Taxation" in this
                                  pricing supplement.

                           DESCRIPTION OF RESET PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Reset PERQS" refers to each $28.025 principal amount of our 12% Reset PERQS due May 30, 2002, Mandatorily Exchangeable for Shares of Common Stock of eBay Inc. In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount............................     $36,250,337.50

Maturity Date...............................     May 30, 2002

Interest Rate...............................     12% per annum (equivalent to
                                                 $3.363 per annum per Reset
                                                 PERQS)

Interest Payment Dates......................     August 30, 2001, November 30,
                                                 2001, February 28, 2002 and May
                                                 30, 2002.

Record Date.................................     The Record Date for each
                                                 Interest Payment Date,
                                                 including the Maturity Date,
                                                 will be the date 15 calendar
                                                 days prior to such Interest
                                                 Payment Date, whether or not
                                                 that date is a Business Day.

Specified Currency..........................     U.S. Dollars

Issue Price.................................     $28.025 per Reset PERQS

Initial eBay Stock Price....................     $56.05

Original Issue Date (Settlement Date).......     May 22, 2001

CUSIP.......................................     61744Y611

Denominations...............................     $28.025 and integral multiples
                                                 thereof

First Period Cap Price......................     $73.43 (131% of the Initial
                                                 eBay Stock Price)

First Period Determination Date.............     November 30, 2001 (or if such
                                                 date is not a Trading Day on
                                                 which no Market Disruption
                                                 Event occurs, the immediately
                                                 succeeding Trading Day on which
                                                 no Market Disruption Event
                                                 occurs).

First Period Closing Price..................     First Period Closing Price
                                                 means the product of (i) the
                                                 Market Price of one share of
                                                 eBay Stock and (ii) the
                                                 Exchange Factor, each
                                                 determined as of the First
                                                 Period Determination Date.

Second Period Cap Price.....................     Second Period Cap Price means
                                                 the greater of (x) 131% of the
                                                 First Period Closing Price and
                                                 (y) the First Period Cap Price.
                                                 See "Exchange at Maturity"
                                                 below.

Maturity Price..............................     Maturity Price means the
                                                 product of (i) the Market Price
                                                 of one share of eBay Stock and
                                                 (ii) the Exchange Factor, each
                                                 determined as of the second
                                                 scheduled Trading Day
                                                 immediately prior to maturity.

Exchange at Maturity........................     At maturity, upon delivery of
                                                 each Reset PERQS to the
                                                 Trustee, we will apply each
                                                 $28.025 principal amount of
                                                 such Reset PERQS as
                                                 payment for a number of shares
                                                 of eBay Stock at the Exchange
                                                 Ratio. The Exchange Ratio,
                                                 initially set at .5, is subject
                                                 to adjustment on the First
                                                 Period Determination Date and
                                                 at maturity in order to cap the
                                                 value of eBay Stock to be
                                                 received upon delivery of the
                                                 Reset PERQS at $48.10 per Reset
                                                 PERQS (171.62% of the Issue
                                                 Price). Solely for purposes of
                                                 adjustment upon the occurrence
                                                 of certain corporate events,
                                                 the number of shares of eBay
                                                 Stock to be delivered at
                                                 maturity will also be adjusted
                                                 by an Exchange Factor,
                                                 initially set at 1.0. See
                                                 "Exchange Factor" and
                                                 "Antidilution Adjustments"
                                                 below.

                                                 If the First Period Closing
                                                 Price is less than or equal to
                                                 the First Period Cap Price, no
                                                 adjustment to the Exchange
                                                 Ratio will be made at such
                                                 time. If the First Period
                                                 Closing Price exceeds the First
                                                 Period Cap Price, the Exchange
                                                 Ratio will be adjusted so that
                                                 the new Exchange Ratio will
                                                 equal the product of (i) the
                                                 existing Exchange Ratio and
                                                 (ii) a fraction the numerator
                                                 of which will be the First
                                                 Period Cap Price and the
                                                 denominator of which will be
                                                 the First Period Closing Price.
                                                 In addition, on the First
                                                 Period Determination Date, the
                                                 Calculation Agent will
                                                 establish the "Second Period
                                                 Cap Price," which will be equal
                                                 to the greater of (x) 131% of
                                                 the First Period Closing Price
                                                 and (y) the First Period Cap
                                                 Price. Notice of the Second
                                                 Period Cap Price and of any
                                                 such adjustment to the Exchange
                                                 Ratio shall promptly be sent by
                                                 first- class mail to The
                                                 Depository Trust Company, New
                                                 York, New York (the
                                                 "Depositary"). If the Maturity
                                                 Price is less than or equal to
                                                 the Second Period Cap Price, no
                                                 further adjustment to the
                                                 Exchange Ratio will be made. If
                                                 the Maturity Price exceeds the
                                                 Second Period Cap Price, the
                                                 then existing Exchange Ratio
                                                 will be adjusted so that the
                                                 final Exchange Ratio will equal
                                                 the product of (i) the existing
                                                 Exchange Ratio and (ii) a
                                                 fraction the numerator of which
                                                 will be the Second Period Cap
                                                 Price and the denominator of
                                                 which will be the Maturity
                                                 Price. Please review each
                                                 example in the table called
                                                 "Hypothetical Payouts on the
                                                 Reset PERQS" on PS-5.

                                                 All calculations with respect
                                                 to the Exchange Ratios for the
                                                 Reset PERQS will be rounded to
                                                 the nearest one
                                                 hundred-thousandth, with five
                                                 one-millionths rounded upwards
                                                 (e.g., .876545 would be rounded
                                                 to .87655); all calculations
                                                 with respect to the Second
                                                 Period Cap Price will be
                                                 rounded to the nearest
                                                 ten-thousandth, with five
                                                 one-hundred-thousandths rounded
                                                 upwards (e.g., $12.34565 would
                                                 be rounded to $12.3457); and
                                                 all dollar amounts related to
                                                 payouts at maturity resulting
                                                 from such calculations will be
                                                 rounded to the nearest cent
                                                 with one-half cent being
                                                 rounded upwards.

                                                 We shall, or shall cause the
                                                 Calculation Agent to, (i)
                                                 provide written notice to the
                                                 Trustee and to the Depositary,
                                                 on or prior to 10:30 a.m. on
                                                 the Trading Day immediately
                                                 prior to maturity of the Reset
                                                 PERQS, of the amount of eBay
                                                 Stock to be delivered with
                                                 respect to each $28.025
                                                 principal amount of the Reset
                                                 PERQS and (ii) deliver such
                                                 shares of eBay Stock (and cash
                                                 in respect of interest and any
                                                 fractional shares of eBay
                                                 Stock) to the Trustee for
                                                 delivery to the holders. The
                                                 Calculation Agent shall
                                                 determine the Exchange Ratio
                                                 applicable at the maturity of
                                                 the Reset PERQS and calculate
                                                 the Exchange Factor.

No Fractional Shares........................     Upon delivery of the Reset
                                                 PERQS to the Trustee at
                                                 maturity (including as a result
                                                 of acceleration under the terms
                                                 of the senior indenture), we
                                                 will deliver the aggregate
                                                 number of shares of eBay Stock
                                                 due with respect to all of such
                                                 Reset PERQS, as described
                                                 above, but we will pay cash in
                                                 lieu of delivering any
                                                 fractional share of eBay Stock
                                                 in an amount equal to the
                                                 corresponding fractional Market
                                                 Price of such fraction of a
                                                 share of eBay Stock as
                                                 determined by the Calculation
                                                 Agent as of the second
                                                 scheduled Trading Day prior to
                                                 maturity of the Reset PERQS.

Exchange Factor.............................     The Exchange Factor will be set
                                                 initially at 1.0, but will be
                                                 subject to adjustment upon the
                                                 occurrence of certain corporate
                                                 events affecting eBay Stock
                                                 through and including the
                                                 second scheduled Trading Day
                                                 immediately prior to maturity.
                                                 See "Antidilution Adjustments"
                                                 below.

Market Price................................     If eBay Stock (or any other
                                                 security for which a Market
                                                 Price must be determined) is
                                                 listed on a national securities
                                                 exchange, is a security of the
                                                 Nasdaq National Market or is
                                                 included in the OTC Bulletin
                                                 Board Service ("OTC Bulletin
                                                 Board") operated by the
                                                 National Association of
                                                 Securities Dealers, Inc. (the
                                                 "NASD"), the Market Price for
                                                 one share of eBay Stock (or one
                                                 unit of any such other
                                                 security) on any Trading Day
                                                 means (i) the last reported
                                                 sale price, regular way, of the
                                                 principal trading session on
                                                 such day on the principal
                                                 United States securities
                                                 exchange registered under the
                                                 Securities Exchange Act of
                                                 1934, as amended (the "Exchange
                                                 Act"), on which eBay Stock (or
                                                 any such other security) is
                                                 listed or admitted to trading
                                                 or (ii) if not listed or
                                                 admitted to trading on any such
                                                 securities exchange or if such
                                                 last reported sale price is not
                                                 obtainable (even if eBay Stock
                                                 (or any such other security) is
                                                 listed or admitted to trading
                                                 on such securities exchange),
                                                 the last reported sale price of
                                                 the principal trading session
                                                 on the over-the- counter market
                                                 as reported on the Nasdaq
                                                 National Market or OTC Bulletin
                                                 Board on such day. If the last
                                                 reported sale price of the
                                                 principal trading session is
                                                 not available pursuant to
                                                 clause (i) or (ii) of the
                                                 preceding sentence because of a
                                                 Market Disruption Event or
                                                 otherwise, the Market Price for
                                                 any Trading Day shall be the
                                                 mean, as determined by the
                                                 Calculation Agent, of the bid
                                                 prices for eBay Stock (or any
                                                 such other security) obtained
                                                 from as many dealers in such
                                                 security, but not exceeding
                                                 three, as will make such bid
                                                 prices available to the
                                                 Calculation Agent. Bids of MS &
                                                 Co. (as defined below) or any
                                                 of its affiliates may be
                                                 included in the calculation of
                                                 such mean, but only to the
                                                 extent that any such bid is the
                                                 highest of the bids obtained. A
                                                 "security of the Nasdaq
                                                 National Market" shall include
                                                 a security included in any
                                                 successor to such system and
                                                 the term "OTC Bulletin Board
                                                 Service" shall include any
                                                 successor service thereto.

Trading Day.................................     A day, as determined by the
                                                 Calculation Agent, on which
                                                 trading is generally conducted
                                                 on the New York Stock Exchange,
                                                 Inc.

                                                 ("NYSE"), the AMEX, the Nasdaq
                                                 National Market, the Chicago
                                                 Mercantile Exchange and the
                                                 Chicago Board of Options
                                                 Exchange and in the
                                                 over-the-counter market for
                                                 equity securities in the United
                                                 States.

Acceleration Event..........................     If on any date the product of
                                                 the Market Price per share of
                                                 eBay Stock and the Exchange
                                                 Factor is less than $4.00, the
                                                 maturity date of the Reset
                                                 PERQS will be deemed to be
                                                 accelerated to such date, and
                                                 we will apply the $28.025
                                                 principal amount of each Reset
                                                 PERQS as payment for a number
                                                 of shares of eBay Stock at the
                                                 then current Exchange Ratio, as
                                                 adjusted by the then current
                                                 Exchange Factor. See also
                                                 "Antidilution Adjustments"
                                                 below.

Optional Redemption.........................     We will not redeem the Reset
                                                 PERQS prior to the Maturity
                                                 Date.

Book Entry Note or Certificated Note........     Book Entry

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for the underwritten offering of
     Reset PERQS............................     Morgan Stanley & Co.
                                                 Incorporated ("MS & Co.")

Calculation Agent...........................     MS & Co.

                                                 All determinations made by the
                                                 Calculation Agent will be at
                                                 the sole discretion of the
                                                 Calculation Agent and will, in
                                                 the absence of manifest error,
                                                 be conclusive for all purposes
                                                 and binding on you and on us.

                                                 Because the Calculation Agent
                                                 is our affiliate, the economic
                                                 interests of the Calculation
                                                 Agent and its affiliates may be
                                                 adverse to your interests as an
                                                 owner of the Reset PERQS,
                                                 including with respect to
                                                 certain determinations and
                                                 judgments that the Calculation
                                                 Agent must make in making
                                                 adjustments to the Exchange
                                                 Factor or other antidilution
                                                 adjustments or determining any
                                                 Market Price or whether a
                                                 Market Disruption Event has
                                                 occurred. See "--Antidilution
                                                 Adjustments" and "--Market
                                                 Disruption Event" below. MS &
                                                 Co. is obligated to carry out
                                                 its duties and functions as
                                                 Calculation Agent in good faith
                                                 and using its reasonable
                                                 judgment.

Antidilution Adjustments....................     The Exchange Factor will be
                                                 adjusted as follows:

                                                 1. If eBay Stock is subject to
                                                 a stock split or reverse stock
                                                 split, then once such split has
                                                 become effective, the Exchange
                                                 Factor will be adjusted to
                                                 equal the product of the prior
                                                 Exchange Factor and the number
                                                 of shares issued in such stock
                                                 split or reverse stock split
                                                 with respect to one share of
                                                 eBay Stock.

                                                 2. If eBay Stock is subject (i)
                                                 to a stock dividend (issuance
                                                 of additional shares of eBay
                                                 Stock) that is given ratably to
                                                 all holders of shares of eBay
                                                 Stock or (ii) to a distribution
                                                 of eBay Stock as a
                                                 result of the triggering of any
                                                 provision of the corporate
                                                 charter of eBay, then once the
                                                 dividend has become effective
                                                 and eBay Stock is trading
                                                 ex-dividend, the Exchange
                                                 Factor will be adjusted so that
                                                 the new Exchange Factor shall
                                                 equal the prior Exchange Factor
                                                 plus the product of (i) the
                                                 number of shares issued with
                                                 respect to one share of eBay
                                                 Stock and (ii) the prior
                                                 Exchange Factor.

                                                 3. There will be no adjustments
                                                 to the Exchange Factor to
                                                 reflect cash dividends or other
                                                 distributions paid with respect
                                                 to eBay Stock other than
                                                 distributions described in
                                                 clauses (i) and (v) of
                                                 paragraph 5 below and
                                                 Extraordinary Dividends as
                                                 described below. A cash
                                                 dividend or other distribution
                                                 with respect to eBay Stock will
                                                 be deemed to be an
                                                 "Extraordinary Dividend" if
                                                 such dividend or other
                                                 distribution exceeds the
                                                 immediately preceding
                                                 non-Extraordinary Dividend for
                                                 eBay Stock by an amount equal
                                                 to at least 10% of the Market
                                                 Price of eBay Stock (as
                                                 adjusted for any subsequent
                                                 corporate event requiring an
                                                 adjustment hereunder, such as a
                                                 stock split or reverse stock
                                                 split) on the Trading Day
                                                 preceding the ex-dividend date
                                                 for the payment of such
                                                 Extraordinary Dividend (the
                                                 "ex-dividend date"). If an
                                                 Extraordinary Dividend occurs
                                                 with respect to eBay Stock, the
                                                 Exchange Factor with respect to
                                                 eBay Stock will be adjusted on
                                                 the ex-dividend date with
                                                 respect to such Extraordinary
                                                 Dividend so that the new
                                                 Exchange Factor will equal the
                                                 product of (i) the then current
                                                 Exchange Factor and (ii) a
                                                 fraction, the numerator of
                                                 which is the Market Price on
                                                 the Trading Day preceding the
                                                 ex-dividend date, and the
                                                 denominator of which is the
                                                 amount by which the Market
                                                 Price on the Trading Day
                                                 preceding the ex-dividend date
                                                 exceeds the Extraordinary
                                                 Dividend Amount. The
                                                 "Extraordinary Dividend Amount"
                                                 with respect to an
                                                 Extraordinary Dividend for eBay
                                                 Stock will equal (i) in the
                                                 case of cash dividends or other
                                                 distributions that constitute
                                                 regular dividends, the amount
                                                 per share of such Extraordinary
                                                 Dividend minus the amount per
                                                 share of the immediately
                                                 preceding non-Extraordinary
                                                 Dividend for eBay Stock or (ii)
                                                 in the case of cash dividends
                                                 or other distributions that do
                                                 not constitute regular
                                                 dividends, the amount per share
                                                 of such Extraordinary Dividend.
                                                 To the extent an Extraordinary
                                                 Dividend is not paid in cash,
                                                 the value of the non-cash
                                                 component will be determined by
                                                 the Calculation Agent, whose
                                                 determination shall be
                                                 conclusive. A distribution on
                                                 eBay Stock described in clause
                                                 (i) or clause (v) of paragraph
                                                 5 below that also constitutes
                                                 an Extraordinary Dividend shall
                                                 cause an adjustment to the
                                                 Exchange Factor pursuant only
                                                 to clause (i) or clause (v) of
                                                 paragraph 5, as applicable.

                                                 4. If eBay issues rights or
                                                 warrants to all holders of eBay
                                                 Stock to subscribe for or
                                                 purchase eBay Stock at an
                                                 exercise price per share less
                                                 than the Market Price of eBay
                                                 Stock on both (i) the date the
                                                 exercise price of such rights
                                                 or warrants is determined and
                                                 (ii) the expiration date of
                                                 such rights or warrants, and if
                                                 the expiration date of such
                                                 rights or warrants precedes the
                                                 maturity of the Reset PERQS,
                                                 then the Exchange Factor will
                                                 be adjusted to equal the
                                                 product of the prior Exchange
                                                 Factor and a fraction, the
                                                 numerator of which shall be the
                                                 number of shares of eBay Stock
                                                 outstanding
                                                 immediately prior to the
                                                 issuance of such rights or
                                                 warrants plus the number of
                                                 additional shares of eBay Stock
                                                 offered for subscription or
                                                 purchase pursuant to such
                                                 rights or warrants and the
                                                 denominator of which shall be
                                                 the number of shares of eBay
                                                 Stock outstanding immediately
                                                 prior to the issuance of such
                                                 rights or warrants plus the
                                                 number of additional shares of
                                                 eBay Stock which the aggregate
                                                 offering price of the total
                                                 number of shares of eBay Stock
                                                 so offered for subscription or
                                                 purchase pursuant to such
                                                 rights or warrants would
                                                 purchase at the Market Price on
                                                 the expiration date of such
                                                 rights or warrants, which shall
                                                 be determined by multiplying
                                                 such total number of shares
                                                 offered by the exercise price
                                                 of such rights or warrants and
                                                 dividing the product so
                                                 obtained by such Market Price.

                                                 5. If (i) there occurs any
                                                 reclassification or change of
                                                 eBay Stock, including, without
                                                 limitation, as a result of the
                                                 issuance of any tracking stock
                                                 by eBay, (ii) eBay or any
                                                 surviving entity or subsequent
                                                 surviving entity of eBay (an
                                                 "eBay Successor") has been
                                                 subject to a merger,
                                                 combination or consolidation
                                                 and is not the surviving
                                                 entity, (iii) any statutory
                                                 exchange of securities of eBay
                                                 or any eBay Successor with
                                                 another corporation occurs
                                                 (other than pursuant to clause
                                                 (ii) above), (iv) eBay is
                                                 liquidated, (v) eBay issues to
                                                 all of its shareholders equity
                                                 securities of an issuer other
                                                 than eBay (other than in a
                                                 transaction described in
                                                 clauses (ii), (iii) or (iv)
                                                 above) (a "Spin-off Event") or
                                                 (vi) a tender or exchange offer
                                                 or going-private transaction is
                                                 consummated for all the
                                                 outstanding shares of eBay
                                                 Stock (any such event in
                                                 clauses (i) through (vi), a
                                                 "Reorganization Event"), the
                                                 method of determining the
                                                 amount payable upon exchange at
                                                 maturity for each Reset PERQS
                                                 will be adjusted to provide
                                                 that each holder of Reset PERQS
                                                 will receive at maturity, in
                                                 respect of the $28.025
                                                 principal amount of each Reset
                                                 PERQS, securities, cash or any
                                                 other assets distributed to
                                                 holders of eBay Stock in any
                                                 such Reorganization Event,
                                                 including, in the case of the
                                                 issuance of tracking stock, the
                                                 reclassified share of eBay
                                                 Stock and, in the case of a
                                                 Spin-off Event, the share of
                                                 eBay Stock with respect to
                                                 which the spun-off security was
                                                 issued (collectively, the
                                                 "Exchange Property") in an
                                                 amount with a value equal to
                                                 the product of the final
                                                 Exchange Ratio and the
                                                 Transaction Value. In addition,
                                                 following a Reorganization
                                                 Event, the method of
                                                 determining the Maturity Price
                                                 will be adjusted so that the
                                                 Maturity Price will mean the
                                                 Transaction Value as of the
                                                 second scheduled Trading Day
                                                 immediately prior to maturity,
                                                 and if the Reorganization Event
                                                 occurs prior to the First
                                                 Period Determination Date, the
                                                 First Period Closing Price will
                                                 mean the Transaction Value
                                                 determined as of the First
                                                 Period Determination Date.
                                                 Notwithstanding the above, if
                                                 the Exchange Property received
                                                 in any such Reorganization
                                                 Event consists only of cash,
                                                 the maturity date of the Reset
                                                 PERQS will be deemed to be
                                                 accelerated to the date on
                                                 which such cash is distributed
                                                 to holders of eBay Stock and
                                                 holders will receive in lieu of
                                                 any eBay Stock and as
                                                 liquidated damages in full
                                                 satisfaction of MSDW's
                                                 obligations under the Reset
                                                 PERQS the product of (i) the
                                                 Transaction Value as of such
                                                 date and (ii) the then current
                                                 Exchange Ratio adjusted as if
                                                 such date were the next
                                                 to occur of either the First
                                                 Period Determination Date or
                                                 the second scheduled Trading
                                                 Day prior to maturity. If
                                                 Exchange Property consists of
                                                 more than one type of property,
                                                 holders of Reset PERQS will
                                                 receive at maturity a pro rata
                                                 share of each such type of
                                                 Exchange Property. If Exchange
                                                 Property includes a cash
                                                 component, holders will not
                                                 receive any interest accrued on
                                                 such cash component.
                                                 "Transaction Value" at any date
                                                 means (i) for any cash received
                                                 in any such Reorganization
                                                 Event, the amount of cash
                                                 received per share of eBay
                                                 Stock, as adjusted by the
                                                 Exchange Factor at the time of
                                                 such Reorganization Event, (ii)
                                                 for any property other than
                                                 cash or securities received in
                                                 any such Reorganization Event,
                                                 the market value, as determined
                                                 by the Calculation Agent, as of
                                                 the date of receipt, of such
                                                 Exchange Property received for
                                                 each share of eBay Stock, as
                                                 adjusted by the Exchange Factor
                                                 at the time of such
                                                 Reorganization Event and (iii)
                                                 for any security received in
                                                 any such Reorganization Event,
                                                 an amount equal to the Market
                                                 Price, as of the date on which
                                                 the Transaction Value is
                                                 determined, per share of such
                                                 security multiplied by the
                                                 quantity of such security
                                                 received for each share of eBay
                                                 Stock, as adjusted by the
                                                 Exchange Factor at the time of
                                                 such Reorganization Event. In
                                                 the event Exchange Property
                                                 consists of securities, those
                                                 securities will, in turn, be
                                                 subject to the antidilution
                                                 adjustments set forth in
                                                 paragraphs 1 through 5.

                                                 For purposes of paragraph 5
                                                 above, in the case of a
                                                 consummated tender or exchange
                                                 offer or going-private
                                                 transaction involving Exchange
                                                 Property of a particular type,
                                                 Exchange Property shall be
                                                 deemed to include the amount of
                                                 cash or other property paid by
                                                 the offeror in the tender or
                                                 exchange offer with respect to
                                                 such Exchange Property (in an
                                                 amount determined on the basis
                                                 of the rate of exchange in such
                                                 tender or exchange offer or
                                                 going-private transaction). In
                                                 the event of a tender or
                                                 exchange offer or a going-
                                                 private transaction with
                                                 respect to Exchange Property in
                                                 which an offeree may elect to
                                                 receive cash or other property,
                                                 Exchange Property shall be
                                                 deemed to include the kind and
                                                 amount of cash and other
                                                 property received by offerees
                                                 who elect to receive cash.

                                                 No adjustments to the Exchange
                                                 Factor will be required unless
                                                 such adjustment would require a
                                                 change of at least 0.1% in the
                                                 Exchange Factor then in effect.
                                                 The Exchange Factor resulting
                                                 from any of the adjustments
                                                 specified above will be rounded
                                                 to the nearest one
                                                 hundred-thousandth with five
                                                 one-millionths being rounded
                                                 upward.

                                                 No adjustments to the Exchange
                                                 Factor or method of calculating
                                                 the Exchange Ratio will be made
                                                 other than those specified
                                                 above. The adjustments
                                                 specified above do not cover
                                                 all events that could affect
                                                 the Market Price of eBay Stock,
                                                 including, without limitation,
                                                 a partial tender or exchange
                                                 offer for eBay Stock.

                                                 Notwithstanding the foregoing,
                                                 the amount payable by us at
                                                 maturity with respect to each
                                                 Reset PERQS, determined as of
                                                 the second scheduled Trading
                                                 Day prior to maturity, will not
                                                 under any circumstances exceed
                                                 an amount of eBay Stock
                                                 having a market value of $48.10
                                                 as of such second scheduled
                                                 Trading Day.

                                                 The Calculation Agent shall be
                                                 solely responsible for the
                                                 determination and calculation
                                                 of any adjustments to the
                                                 Exchange Factor or method of
                                                 calculating the Exchange Ratio
                                                 and of any related
                                                 determinations and calculations
                                                 with respect to any
                                                 distributions of stock, other
                                                 securities or other property or
                                                 assets (including cash) in
                                                 connection with any corporate
                                                 event described in paragraph 5
                                                 above, and its determinations
                                                 and calculations with respect
                                                 thereto shall be conclusive in
                                                 the absence of manifest error.

                                                 The Calculation Agent will
                                                 provide information as to any
                                                 adjustments to the Exchange
                                                 Factor or to the method of
                                                 calculating the amount payable
                                                 upon exchange at maturity of
                                                 the Reset PERQS in accordance
                                                 with paragraph 5 above upon
                                                 written request by any holder
                                                 of the Reset PERQS.

Market Disruption Event...........               "Market Disruption Event"
                                                 means, with respect to eBay
                                                 Stock:

                                                    (i) a suspension, absence or
                                                    material limitation of
                                                    trading of eBay Stock on the
                                                    primary market for eBay
                                                    Stock for more than two
                                                    hours of trading or during
                                                    the one-half hour period
                                                    preceding the close of the
                                                    principal trading session in
                                                    such market; or a breakdown
                                                    or failure in the price and
                                                    trade reporting systems of
                                                    the primary market for eBay
                                                    Stock as a result of which
                                                    the reported trading prices
                                                    for eBay Stock during the
                                                    last one-half hour preceding
                                                    the closing of the principal
                                                    trading session in such
                                                    market are materially
                                                    inaccurate; or the
                                                    suspension, absence or
                                                    material limitation of
                                                    trading on the primary
                                                    market for trading in
                                                    options contracts related to
                                                    eBay Stock, if available,
                                                    during the one-half hour
                                                    period preceding the close
                                                    of the principal trading
                                                    session in the applicable
                                                    market, in each case as
                                                    determined by the
                                                    Calculation Agent in its
                                                    sole discretion; and

                                                    (ii) a determination by the
                                                    Calculation Agent in its
                                                    sole discretion that any
                                                    event described in clause
                                                    (i) above materially
                                                    interfered with the ability
                                                    of MSDW or any of its
                                                    affiliates to unwind or
                                                    adjust all or a material
                                                    portion of the hedge with
                                                    respect to the Reset PERQS.

                                                 For purposes of determining
                                                 whether a Market Disruption
                                                 Event has occurred: (1) a
                                                 limitation on the hours or
                                                 number of days of trading will
                                                 not constitute a Market
                                                 Disruption Event if it results
                                                 from an announced change in the
                                                 regular business hours of the
                                                 relevant exchange, (2) a
                                                 decision to permanently
                                                 discontinue trading in the
                                                 relevant option contract will
                                                 not constitute a Market
                                                 Disruption Event, (3)
                                                 limitations pursuant to NYSE
                                                 Rule 80A (or any applicable
                                                 rule or regulation enacted or
                                                 promulgated by the NYSE, any
                                                 other self-regulatory
                                                 organization or the Securities
                                                 and Exchange Commission (the
                                                 "Commission") of similar scope
                                                 as determined by the
                                                 Calculation Agent) on trading
                                                 during significant market
                                                 fluctuations shall constitute a
                                                 suspension, absence or
                                                 material limitation of trading,
                                                 (4) a suspension of trading in
                                                 options contracts on eBay Stock
                                                 by the primary securities
                                                 market trading in such options,
                                                 if available, by reason of (x)
                                                 a price change exceeding limits
                                                 set by such securities exchange
                                                 or market, (y) an imbalance of
                                                 orders relating to such
                                                 contracts or (z) a disparity in
                                                 bid and ask quotes relating to
                                                 such contracts will constitute
                                                 a suspension, absence or
                                                 material limitation of trading
                                                 in options contracts related to
                                                 eBay Stock and (5) a
                                                 suspension, absence or material
                                                 limitation of trading on the
                                                 primary securities market on
                                                 which options contracts related
                                                 to eBay Stock are traded will
                                                 not include any time when such
                                                 securities market is itself
                                                 closed for trading under
                                                 ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default ................  In case an event of default with respect to the Reset PERQS
                                                 shall have occurred and be
                                                 continuing, the amount declared
                                                 due and payable per Reset PERQS
                                                 upon any acceleration of the
                                                 Reset PERQS shall be determined
                                                 by the Calculation Agent and
                                                 shall be equal to the product
                                                 of (i) the Market Price of eBay
                                                 Stock as of the date of such
                                                 acceleration and (ii) the then
                                                 current Exchange Ratio adjusted
                                                 as if such date were the second
                                                 scheduled Trading Day prior to
                                                 maturity and, if such date
                                                 occurs prior to the First
                                                 Period Determination Date, the
                                                 First Period Determination
                                                 Date.

eBay Stock; Public Information ................. eBay Inc. owns and operates
                                                 eBay.com, which, based on
                                                 aggregate value of goods
                                                 traded, is the world's largest
                                                 and most popular online
                                                 marketplace. eBay Stock is
                                                 registered under the Exchange
                                                 Act. Companies with securities
                                                 registered under the Exchange
                                                 Act are required to file
                                                 periodically certain financial
                                                 and other information specified
                                                 by the Commission. Information
                                                 provided to or filed with the
                                                 Commission can be inspected and
                                                 copied at the public reference
                                                 facilities maintained by the
                                                 Commission at Room 1024, 450
                                                 Fifth Street, N.W., Washington,
                                                 D.C. 20549 or at its Regional
                                                 Offices located at Suite 1400,
                                                 Citicorp Center, 500 West
                                                 Madison Street, Chicago,
                                                 Illinois 60661 and at Seven
                                                 World Trade Center, 13th Floor,
                                                 New York, New York 10048, and
                                                 copies of such material can be
                                                 obtained from the Public
                                                 Reference Section of the
                                                 Commission, 450 Fifth Street,
                                                 N.W., Washington, D.C. 20549,
                                                 at prescribed rates. In
                                                 addition, information provided
                                                 to or filed with the Commission
                                                 electronically can be accessed
                                                 through a website maintained by
                                                 the Commission. The address of
                                                 the Commission's website is
                                                 http://www.sec.gov. Information
                                                 provided to or filed with the
                                                 Commission by eBay pursuant to
                                                 the Exchange Act can be located
                                                 by reference to Commission file
                                                 number 000-24821. In addition,
                                                 information regarding eBay may
                                                 be obtained from other sources
                                                 including, but not limited to,
                                                 press releases, newspaper
                                                 articles and other publicly
                                                 disseminated documents.

                                                 This pricing supplement relates
                                                 only to the Reset PERQS offered
                                                 hereby and does not relate to
                                                 eBay Stock or other securities
                                                 of eBay. We have derived all
                                                 disclosures contained in this
                                                 pricing supplement regarding
                                                 eBay from the publicly
                                                 available documents described
                                                 in the preceding paragraph.

                                                 Neither we nor the Agent has
                                                 participated in the preparation
                                                 of such documents or made any
                                                 due diligence inquiry with
                                                 respect to eBay in connection
                                                 with the offering of the Reset
                                                 PERQS. Neither we nor the Agent
                                                 makes any representation that
                                                 such publicly available
                                                 documents or any other publicly
                                                 available information regarding
                                                 eBay is accurate or complete.
                                                 Furthermore, we cannot give any
                                                 assurance that all events
                                                 occurring prior to the date
                                                 hereof (including events that
                                                 would affect the accuracy or
                                                 completeness of the publicly
                                                 available documents described
                                                 in the preceding paragraph)
                                                 that would affect the trading
                                                 price of eBay Stock (and
                                                 therefore the Initial eBay
                                                 Stock Price, the First Period
                                                 Cap Price, the Second Period
                                                 Cap Price and the maximum
                                                 appreciation amount) have been
                                                 publicly disclosed. Subsequent
                                                 disclosure of any such events
                                                 or the disclosure of or failure
                                                 to disclose material future
                                                 events concerning eBay could
                                                 affect the value received at
                                                 maturity with respect to the
                                                 Reset PERQS and therefore the
                                                 trading prices of the Reset
                                                 PERQS.

                                                 Neither we nor any of our
                                                 affiliates makes any
                                                 representation to you as to the
                                                 performance of eBay Stock.

                                                 We and/or our subsidiaries may
                                                 presently or from time to time
                                                 engage in business with eBay,
                                                 including extending loans to,
                                                 or making equity investments
                                                 in, eBay or providing advisory
                                                 services to eBay, including
                                                 merger and acquisition advisory
                                                 services. In the course of such
                                                 business, we and/or our
                                                 subsidiaries may acquire
                                                 non-public information with
                                                 respect to eBay and, in
                                                 addition, one or more of our
                                                 affiliates may publish research
                                                 reports with respect to eBay.
                                                 The statement in the preceding
                                                 sentence is not intended to
                                                 affect the rights of holders of
                                                 the Reset PERQS under the
                                                 securities laws. As a
                                                 prospective purchaser of a
                                                 Reset PERQS, you should
                                                 undertake an independent
                                                 investigation of eBay as in
                                                 your judgment is appropriate to
                                                 make an informed decision with
                                                 respect to an investment in
                                                 eBay Stock.

Historical Information ......................... The following table sets forth the high and low Market Price
                                                 of eBay Stock during 1998
                                                 (starting September 23, 1998,
                                                 the first date on which Market
                                                 Prices for eBay Stock were
                                                 available), 1999, 2000 and 2001
                                                 through May 15, 2001. The
                                                 Market Price of eBay Stock on
                                                 May 15, 2001 was $56.05. We
                                                 obtained the Market Prices
                                                 listed below from Bloomberg
                                                 Financial Markets and we
                                                 believe such information to be
                                                 accurate. You should not take
                                                 the historical prices of eBay
                                                 Stock as an indication of
                                                 future performance. The price
                                                 of eBay Stock may decrease so
                                                 that at maturity you will
                                                 receive shares of eBay Stock
                                                 worth less than the principal
                                                 amount of the Reset PERQS. We
                                                 cannot give you any assurance
                                                 that the price of eBay Stock
                                                 will increase so that at
                                                 maturity you will receive an
                                                 amount in excess of the
                                                 principal amount of the Reset
                                                 PERQS. Because your return is
                                                 linked to the Market Price of
                                                 eBay Stock on November 30, 2001
                                                 and May 28, 2002, there is no
                                                 guaranteed return of principal.
                                                 To the extent that the Maturity
                                                 Price of eBay Stock is less
                                                 than the Initial eBay Stock
                                                 Price, or not sufficiently
                                                 above the Initial eBay Stock
                                                 Price to compensate for a
                                                 downward adjustment of the
                                                 Exchange Ratio, if
                                                 any, at November 30, 2001, and
                                                 the shortfall is not offset by
                                                 the coupon paid on the Reset
                                                 PERQS, you will lose money on
                                                 your investment.

                                                                     High    Low
                                                                     ----   ----
                                  (CUSIP 278642103)
                                  1998
                                  Third Quarter (from September 23,
                                    1998)........................    8.15   3.00
                                  Fourth Quarter..................  50.17   4.83

                                  1999
                                  First Quarter...................  85.50  30.29
                                  Second Quarter.................. 107.50  67.75
                                  Third Quarter...................  79.00  37.88
                                  Fourth Quarter..................  89.75  62.59

                                  2000
                                  First Quarter................... 121.88  64.00
                                  Second Quarter..................  91.00  51.69
                                  Third Quarter...................  76.56  43.94
                                  Fourth Quarter..................  66.88  27.94

                                  2001
                                  First Quarter...................  54.38  30.19
                                  Second Quarter (through May 15,
                                    2001)........................   56.05  30.38

                                                 Historical prices of eBay Stock
                                                 have been adjusted for a 3 for
                                                 1 stock split and a 2 for 1
                                                 stock split, which became
                                                 effective in the first quarter
                                                 of 1999 and the second quarter
                                                 of 2000, respectively.

                                                 eBay has not paid cash
                                                 dividends on eBay Stock to
                                                 date. We make no representation
                                                 as to the amount of dividends,
                                                 if any, that eBay will pay in
                                                 the future. In any event, as a
                                                 holder of the Reset PERQS, you
                                                 will not be entitled to receive
                                                 dividends, if any, that may be
                                                 payable on eBay Stock.

Use of Proceeds and Hedging .................... The net proceeds we receive from the sale of the Reset
                                                 PERQS will be used for general
                                                 corporate purposes and, in
                                                 part, by us or by one or more
                                                 of our subsidiaries in
                                                 connection with hedging our
                                                 obligations under the Reset
                                                 PERQS. See also "Use of
                                                 Proceeds" in the accompanying
                                                 prospectus.

                                                 On the date of this pricing
                                                 supplement, we, through our
                                                 subsidiaries or others, hedged
                                                 our anticipated exposure in
                                                 connection with the Reset PERQS
                                                 by taking positions in eBay
                                                 Stock and other instruments.
                                                 Purchase activity could have
                                                 potentially increased the price
                                                 of eBay Stock, and therefore
                                                 effectively have increased the
                                                 level at which eBay Stock must
                                                 trade before you would receive
                                                 at maturity an amount of eBay
                                                 Stock worth as much as or more
                                                 than the principal amount of
                                                 the Reset PERQS. Through our
                                                 subsidiaries, we are likely to
                                                 modify our hedge position
                                                 throughout the life of the
                                                 Reset PERQS, including on the
                                                 First Period Determination
                                                 Date, by purchasing and selling
                                                 eBay Stock, options contracts
                                                 on eBay Stock listed on major
                                                 securities markets or positions
                                                 in any other available
                                                 securities or instruments that
                                                 we may wish to use in
                                                 connection with such hedging
                                                 activities. Although we have no
                                                 reason to believe that our
                                                 hedging activity had or will
                                                 have a material impact on the
                                                 price of eBay stock, we cannot
                                                 give any assurance that we did
                                                 not, or in the future will not,
                                                 affect such price as a result
                                                 of our hedging activities.

Supplemental Information
Concerning Plan of Distribution ................ Under the terms and subject to conditions contained in the
                                                 U.S. distribution agreement
                                                 referred to in the prospectus
                                                 supplement under "Plan of
                                                 Distribution," the Agent,
                                                 acting as principal for its own
                                                 account, has agreed to
                                                 purchase, and we have agreed to
                                                 sell, the principal amount of
                                                 Reset PERQS set forth on the
                                                 cover of this pricing
                                                 supplement. The Agent proposes
                                                 initially to offer part of the
                                                 Reset PERQS directly to the
                                                 public at the public offering
                                                 price set forth on the cover
                                                 page of this pricing supplement
                                                 plus accrued interest, if any,
                                                 from the Original Issue Date
                                                 and part to Advest, Inc. and
                                                 McDonald Investments Inc., the
                                                 selling group, at a price that
                                                 represents a concession not in
                                                 excess of 2% of the principal
                                                 amount of the Reset PERQS;
                                                 provided that the price will be
                                                 $27.4645 per Reset PERQS and
                                                 the underwriting discounts and
                                                 commissions will be $.0005 per
                                                 Reset PERQS for purchasers of
                                                 100,000 or more Reset PERQS in
                                                 any single transaction, subject
                                                 to the holding period
                                                 requirements described below.
                                                 We expect to deliver the Reset
                                                 PERQS against payment therefor
                                                 in New York, New York on May
                                                 22, 2001. After the initial
                                                 offering of the Reset PERQS,
                                                 the Agent may vary the offering
                                                 price and other selling terms
                                                 from time to time.

                                                 Where an investor purchases
                                                 100,000 or more Reset PERQS in
                                                 a single transaction at the
                                                 reduced price, approximately
                                                 98% of the Reset PERQS
                                                 purchased by the investor (the
                                                 "Delivered Reset PERQS") will
                                                 be delivered on the Settlement
                                                 Date. The balance of
                                                 approximately 2% of the Reset
                                                 PERQS (the "Escrowed Reset
                                                 PERQS") purchased by the
                                                 investor will be held in escrow
                                                 at MS & Co. for the benefit of
                                                 the investor and delivered to
                                                 such investor if the investor
                                                 and any accounts in which the
                                                 investor may have deposited any
                                                 of its Delivered Reset PERQS
                                                 have held all of the Delivered
                                                 Reset PERQS for 45 calendar
                                                 days following the date of the
                                                 pricing supplement or any
                                                 shorter period deemed
                                                 appropriate by the Agent. If an
                                                 investor or any account in
                                                 which the investor has
                                                 deposited any of its Delivered
                                                 Reset PERQS fails to satisfy
                                                 the holding period requirement,
                                                 as determined by the Agent, all
                                                 of the investor's Escrowed
                                                 Reset PERQS will be forfeited
                                                 by the investor and not
                                                 delivered to it. The Escrowed
                                                 Reset PERQS will instead be
                                                 delivered to the Agent for sale
                                                 to investors. This forfeiture
                                                 will have the effect of
                                                 increasing the purchase price
                                                 per Reset PERQS for such
                                                 investors to 100% of the
                                                 principal amount of the Reset
                                                 PERQS. Should investors who are
                                                 subject to the holding period
                                                 requirement sell their Reset
                                                 PERQS once the holding period
                                                 is no longer applicable, the
                                                 market price of the Reset PERQS
                                                 may be adversely affected. See
                                                 also "Plan of Distribution" in
                                                 the accompanying prospectus
                                                 supplement.

                                                 In order to facilitate the
                                                 offering of the Reset PERQS,
                                                 the Agent may engage in
                                                 transactions that stabilize,
                                                 maintain or otherwise affect
                                                 the price of the Reset PERQS or
                                                 eBay Stock. Specifically,
                                                 the Agent may sell more Reset
                                                 PERQS than it is obligated to
                                                 purchase in connection with the
                                                 offering or may sell eBay Stock
                                                 it does not own, creating a
                                                 naked short position in the
                                                 Reset PERQS or the eBay Stock,
                                                 respectively, for its own
                                                 account. The Agent must close
                                                 out any naked short position by
                                                 purchasing the Reset PERQS or
                                                 eBay Stock in the open market.
                                                 A naked short position is more
                                                 likely to be created if the
                                                 Agent is concerned that there
                                                 may be downward pressure on the
                                                 price of the Reset PERQS or the
                                                 eBay Stock in the open market
                                                 after pricing that could
                                                 adversely affect investors who
                                                 purchase in the offering. As an
                                                 additional means of
                                                 facilitating the offering, the
                                                 Agent may bid for, and
                                                 purchase, Reset PERQS or eBay
                                                 Stock in the open market to
                                                 stabilize the price of the
                                                 Reset PERQS. Any of these
                                                 activities may raise or
                                                 maintain the market price of
                                                 the Reset PERQS above
                                                 independent market levels or
                                                 prevent or retard a decline in
                                                 the market price of the Reset
                                                 PERQS. The Agent is not
                                                 required to engage in these
                                                 activities, and may end any of
                                                 these activities at any time.
                                                 See "Use of Proceeds and
                                                 Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies ........................ Each fiduciary of a pension, profit-sharing or other
                                                 employee benefit plan subject
                                                 to the Employee Retirement
                                                 Income Security Act of 1974, as
                                                 amended ("ERISA") (a "Plan"),
                                                 should consider the fiduciary
                                                 standards of ERISA in the
                                                 context of the Plan's
                                                 particular circumstances before
                                                 authorizing an investment in
                                                 the Reset PERQS. Accordingly,
                                                 among other factors, the
                                                 fiduciary should consider
                                                 whether the investment would
                                                 satisfy the prudence and
                                                 diversification requirements of
                                                 ERISA and would be consistent
                                                 with the documents and
                                                 instruments governing the Plan.

                                                 In addition, we and certain of
                                                 our subsidiaries and
                                                 affiliates, including MS & Co.
                                                 and Morgan Stanley DW Inc.
                                                 (formerly Dean Witter Reynolds
                                                 Inc.) ("MSDWI"), may each be
                                                 considered a "party in
                                                 interest" within the meaning of
                                                 ERISA, or a "disqualified
                                                 person" within the meaning of
                                                 the Internal Revenue Code of
                                                 1986, as amended (the "Code"),
                                                 with respect to many Plans.
                                                 Prohibited transactions within
                                                 the meaning of ERISA or the
                                                 Code would likely arise, for
                                                 example, if the Reset PERQS are
                                                 acquired by or with the assets
                                                 of a Plan with respect to which
                                                 MS & Co., MSDWI or any of their
                                                 affiliates is a service
                                                 provider, unless the Reset
                                                 PERQS are acquired pursuant to
                                                 an exemption from the
                                                 "prohibited transaction" rules.
                                                 A violation of these
                                                 "prohibited transaction" rules
                                                 may result in an excise tax or
                                                 other liabilities under ERISA
                                                 and/or Section 4975 of the Code
                                                 for such persons, unless
                                                 exemptive relief is available
                                                 under an applicable statutory
                                                 or administrative exemption.

                                                 The U.S. Department of Labor
                                                 has issued five prohibited
                                                 transaction class exemptions
                                                 ("PTCEs") that may provide
                                                 exemptive relief for direct or
                                                 indirect prohibited
                                                 transactions resulting from the
                                                 purchase or holding of the
                                                 Reset PERQS. Those class
                                                 exemptions are PTCE 96-23 (for
                                                 certain transactions determined
                                                 by in-house asset managers),
                                                 PTCE 95-60 (for certain
                                                 transactions involving
                                                 insurance company general
                                                 accounts), PTCE

                                                 91-38 (for certain transactions
                                                 involving bank collective
                                                 investment funds), PTCE 90-1
                                                 (for certain transactions
                                                 involving insurance company
                                                 separate accounts) and PTCE
                                                 84-14 (for certain transactions
                                                 determined by independent
                                                 qualified asset managers).

                                                 Because we may be considered a
                                                 party in interest with respect
                                                 to many Plans, the Reset PERQS
                                                 may not be purchased or held by
                                                 any Plan, any entity whose
                                                 underlying assets include "plan
                                                 assets" by reason of any Plan's
                                                 investment in the entity (a
                                                 "Plan Asset Entity") or any
                                                 person investing "plan assets"
                                                 of any Plan, unless such
                                                 purchaser or holder is eligible
                                                 for exemptive relief, including
                                                 relief available under PTCE
                                                 96-23, 95-60, 91-38, 90-1 or
                                                 84-14 or such purchase and
                                                 holding is otherwise not
                                                 prohibited. Any purchaser,
                                                 including any fiduciary
                                                 purchasing on behalf of a Plan,
                                                 or holder of the Reset PERQS
                                                 will be deemed to have
                                                 represented, in its corporate
                                                 and fiduciary capacity, by its
                                                 purchase and holding thereof
                                                 that it either (a) is not a
                                                 Plan or a Plan Asset Entity and
                                                 is not purchasing such
                                                 securities on behalf of or with
                                                 "plan assets" of any Plan or
                                                 (b) is eligible for exemptive
                                                 relief or such purchase or
                                                 holding is not prohibited by
                                                 ERISA or Section 4975 of the
                                                 Code.

                                                 Under ERISA, assets of a Plan
                                                 may include assets held in the
                                                 general account of an insurance
                                                 company which has issued an
                                                 insurance policy to such plan
                                                 or assets of an entity in which
                                                 the Plan has invested.
                                                 Accordingly, insurance company
                                                 general accounts that include
                                                 assets of a Plan must ensure
                                                 that one of the foregoing
                                                 exemptions is available. Due to
                                                 the complexity of these rules
                                                 and the penalties that may be
                                                 imposed upon persons involved
                                                 in non-exempt prohibited
                                                 transactions, it is
                                                 particularly important that
                                                 fiduciaries or other persons
                                                 considering purchasing the
                                                 Reset PERQS on behalf of or
                                                 with "plan assets" of any Plan
                                                 consult with their counsel
                                                 regarding the availability of
                                                 exemptive relief under PTCE
                                                 96-23, 95-60, 91-38, 90-1 or
                                                 84-14.

                                                 Purchasers of the Reset PERQS
                                                 have exclusive responsibility
                                                 for ensuring that their
                                                 purchase and holding of the
                                                 Reset PERQS do not violate the
                                                 prohibited transaction rules of
                                                 ERISA or the Code.

United States Federal Income
  Taxation ..................................... The following summary is based on the advice of Davis Polk &
                                                 Wardwell, our special tax
                                                 counsel ("Tax Counsel"), and is
                                                 a general discussion of the
                                                 principal potential U.S.
                                                 federal income tax consequences
                                                 to initial holders of the Reset
                                                 PERQS purchasing the Reset
                                                 PERQS at the Issue Price, who
                                                 will hold the Reset PERQS as
                                                 capital assets within the
                                                 meaning of Section 1221 of the
                                                 Code. This summary is based on
                                                 the Code, administrative
                                                 pronouncements, judicial
                                                 decisions and currently
                                                 effective and proposed Treasury
                                                 Regulations, changes to any of
                                                 which subsequent to the date of
                                                 this pricing supplement may
                                                 affect the tax consequences
                                                 described herein. This summary
                                                 does not address all aspects of
                                                 U.S. federal income taxation
                                                 that may be relevant to a
                                                 particular holder in light of
                                                 its individual circumstances or
                                                 to certain types of holders
                                                 subject to special treatment
                                                 under the U.S. federal income
                                                 tax laws (e.g., certain
                                                 financial institutions, tax-
                                                 exempt organizations, dealers
                                                 in options or securities, or
                                                 persons
                                                 who hold a Reset PERQS as a
                                                 part of a hedging transaction,
                                                 straddle, conversion or other
                                                 integrated transaction). As the
                                                 law applicable to the U.S.
                                                 federal income taxation of
                                                 instruments such as the Reset
                                                 PERQS is technical and complex,
                                                 the discussion below
                                                 necessarily represents only a
                                                 general summary. Moreover, the
                                                 effect of any applicable state,
                                                 local or foreign tax laws is
                                                 not discussed.

                                                 General

                                                 Pursuant to the terms of the
                                                 Reset PERQS, we and every
                                                 holder of a Reset PERQS agree
                                                 (in the absence of an
                                                 administrative determination or
                                                 judicial ruling to the
                                                 contrary) to characterize a
                                                 Reset PERQS for all tax
                                                 purposes as an investment unit
                                                 consisting of the following
                                                 components (the "Components"):
                                                 (i) a contract (the "Forward
                                                 Contract") that requires the
                                                 holder of the Reset PERQS to
                                                 purchase, and us to sell, for
                                                 an amount equal to $28.025 (the
                                                 "Forward Price"), eBay Stock at
                                                 maturity (or, alternatively,
                                                 upon an earlier redemption of
                                                 the Reset PERQS), and (ii) a
                                                 deposit with us of a fixed
                                                 amount of cash, equal to the
                                                 Issue Price, to secure the
                                                 holder's obligation to purchase
                                                 eBay Stock (the "Deposit"),
                                                 which Deposit bears an annual
                                                 yield of 4.32% per annum, which
                                                 yield is based on our cost of
                                                 borrowing. Under this
                                                 characterization, less than the
                                                 full quarterly payments on the
                                                 Reset PERQS will be
                                                 attributable to the yield on
                                                 the Deposit. Accordingly, the
                                                 excess of the quarterly
                                                 payments on the Reset PERQS
                                                 over the portion of those
                                                 payments attributable to the
                                                 yield on the Deposit will
                                                 represent payments attributable
                                                 to the holders' entry into the
                                                 Forward Contract (the "Contract
                                                 Fees"). Furthermore, based on
                                                 our determination of the
                                                 relative fair market values of
                                                 the Components at the time of
                                                 issuance of the Reset PERQS, we
                                                 will allocate 100% of the Issue
                                                 Price of the Reset PERQS to the
                                                 Deposit and none to the Forward
                                                 Contract. Our allocation of the
                                                 Issue Price among the
                                                 Components will be binding on a
                                                 holder of the Reset PERQS,
                                                 unless such holder timely and
                                                 explicitly discloses to the IRS
                                                 that its allocation is
                                                 different from ours. The
                                                 treatment of the Reset PERQS
                                                 described above and our
                                                 allocation are not, however,
                                                 binding on the IRS or the
                                                 courts. No statutory, judicial
                                                 or administrative authority
                                                 directly addresses the
                                                 characterization of the Reset
                                                 PERQS or instruments similar to
                                                 the Reset PERQS for U.S.
                                                 federal income tax purposes,
                                                 and no ruling is being
                                                 requested from the IRS with
                                                 respect to the Reset PERQS. Due
                                                 to the absence of authorities
                                                 that directly address
                                                 instruments that are similar to
                                                 the Reset PERQS, Tax Counsel is
                                                 unable to render an opinion as
                                                 to the proper U.S. federal
                                                 income tax characterization of
                                                 the Reset PERQS. As a result,
                                                 significant aspects of the U.S.
                                                 federal income tax consequences
                                                 of an investment in the Reset
                                                 PERQS are not certain, and no
                                                 assurance can be given that the
                                                 IRS or the courts will agree
                                                 with the characterization
                                                 described herein. Accordingly,
                                                 you are urged to consult your
                                                 tax advisor regarding the U.S.
                                                 federal income tax consequences
                                                 of an investment in the Reset
                                                 PERQS (including alternative
                                                 characterizations of the Reset
                                                 PERQS) and with respect to any
                                                 tax consequences arising
                                                 under the laws of any state,
                                                 local or foreign taxing
                                                 jurisdiction. Unless otherwise
                                                 stated, the following
                                                 discussion is based on the
                                                 treatment and the allocation
                                                 described above.

                                                 U.S. Holders

                                                 As used herein, the term "U.S.
                                                 Holder" means an owner of a
                                                 Reset PERQS that is, for U.S.
                                                 federal income tax purposes,
                                                 (i) a citizen or resident of
                                                 the United States, (ii) a
                                                 corporation created or
                                                 organized under the laws of the
                                                 United States or any political
                                                 subdivision thereof or (iii) an
                                                 estate or trust the income of
                                                 which is subject to United
                                                 States federal income taxation
                                                 regardless of its source.

                                                 Tax Treatment of the Reset
                                                 PERQS

                                                 Assuming the characterization
                                                 of the Reset PERQS and the
                                                 allocation of the Issue Price
                                                 as set forth above, Tax Counsel
                                                 believes that the following
                                                 U.S. federal income tax
                                                 consequences should result.

                                                 Quarterly Payments on the Reset
                                                 PERQS. To the extent
                                                 attributable to the yield on
                                                 the Deposit, quarterly payments
                                                 on the Reset PERQS will
                                                 generally be taxable to a U.S.
                                                 Holder as ordinary income at
                                                 the time accrued or received in
                                                 accordance with the U.S.
                                                 Holder's method of accounting
                                                 for U.S. federal income tax
                                                 purposes. As discussed above,
                                                 any excess of the quarterly
                                                 payments over the portion
                                                 thereof attributable to the
                                                 yield on the Deposit will be
                                                 treated as Contract Fees.
                                                 Although the federal income tax
                                                 treatment of Contract Fees is
                                                 uncertain, we intend to take
                                                 the position that any Contract
                                                 Fees with respect to the Reset
                                                 PERQS constitute taxable income
                                                 to a U.S. Holder at the time
                                                 accrued or received in
                                                 accordance with the U.S.
                                                 Holder's method of accounting
                                                 for U.S. federal income tax
                                                 purposes.

                                                 Tax Basis. Based on our
                                                 determination set forth above,
                                                 the U.S. Holder's tax basis in
                                                 the Forward Contract will be
                                                 zero, and the U.S. Holder's tax
                                                 basis in the Deposit will be
                                                 100% of the Issue Price.

                                                 Settlement of the Forward
                                                 Contract. Upon maturity of the
                                                 Forward Contract, a U.S. Holder
                                                 would, pursuant to the Forward
                                                 Contract, be deemed to have
                                                 applied the Forward Price
                                                 toward the purchase of eBay
                                                 Stock, and the U.S. Holder
                                                 would not recognize any gain or
                                                 loss with respect to any eBay
                                                 Stock received. With respect to
                                                 any cash received upon
                                                 maturity, a U.S. Holder would
                                                 recognize gain or loss. The
                                                 amount of such gain or loss
                                                 would be the extent to which
                                                 the amount of such cash
                                                 received differs from the pro
                                                 rata portion of the Forward
                                                 Price allocable to the cash.
                                                 Any such gain or loss would
                                                 generally be capital gain or
                                                 loss, as the case may be.

                                                 With respect to any eBay Stock
                                                 received upon maturity, the
                                                 U.S. Holder would have an
                                                 adjusted tax basis in the eBay
                                                 Stock equal to
                                                 the pro rata portion of the
                                                 Forward Price allocable to it.
                                                 The allocation of the Forward
                                                 Price between cash and eBay
                                                 Stock should be based on the
                                                 amount of the cash received and
                                                 the relative fair market value
                                                 of eBay Stock as of the
                                                 Maturity Date. The holding
                                                 period for any eBay Stock
                                                 received would start on the day
                                                 after the maturity of the Reset
                                                 PERQS.

                                                 U.S. Holders should note that
                                                 while any accrued but unpaid
                                                 interest on the Deposit and any
                                                 Contract Fees would be taxable
                                                 as ordinary income, any gain or
                                                 loss recognized upon the final
                                                 settlement of the Forward
                                                 Contract generally would be
                                                 capital gain or loss. The
                                                 distinction between capital
                                                 gain or loss and ordinary gain
                                                 or loss is potentially
                                                 significant in several
                                                 respects. For example,
                                                 limitations apply to a U.S.
                                                 Holder's ability to offset
                                                 capital losses against ordinary
                                                 income, and certain U.S.
                                                 Holders may be subject to lower
                                                 U.S. federal income tax rates
                                                 with respect to long-term
                                                 capital gain than with respect
                                                 to ordinary gain. U.S. Holders
                                                 should consult their tax
                                                 advisors with respect to the
                                                 treatment of capital gain or
                                                 loss on a Reset PERQS.

                                                 Sale or Exchange of the Reset
                                                 PERQS. Upon a sale or exchange
                                                 of a Reset PERQS prior to the
                                                 maturity of the Reset PERQS, a
                                                 U.S. Holder would recognize
                                                 taxable gain or loss equal to
                                                 the difference between the
                                                 amount realized on such sale or
                                                 exchange and the U.S. Holder's
                                                 tax basis in the Reset PERQS so
                                                 sold or exchanged. Any such
                                                 gain or loss would generally be
                                                 capital gain or loss, as the
                                                 case may be. Such U.S. Holder's
                                                 tax basis in the Reset PERQS
                                                 would generally equal the U.S.
                                                 Holder's tax basis in the
                                                 Deposit. For these purposes,
                                                 the amount realized does not
                                                 include any amount attributable
                                                 to accrued but unpaid interest
                                                 payments on the Deposit, which
                                                 would be taxed as described
                                                 under "--Quarterly Payments on
                                                 the Reset PERQS" above. It is
                                                 uncertain whether the amount
                                                 realized includes any amount
                                                 attributable to accrued but
                                                 unpaid Contract Fees. U.S.
                                                 Holders should consult their
                                                 tax advisors regarding the
                                                 treatment of accrued but unpaid
                                                 Contract Fees upon the sale or
                                                 exchange of a Reset PERQS.

                                                 Possible Alternative Tax
                                                 Treatments of an Investment in
                                                 the Reset PERQS

                                                 Due to the absence of
                                                 authorities that directly
                                                 address the proper
                                                 characterization of the Reset
                                                 PERQS, no assurance can be
                                                 given that the IRS will accept,
                                                 or that a court will uphold,
                                                 the characterization and tax
                                                 treatment described above. In
                                                 particular, the IRS could seek
                                                 to analyze the U.S. federal
                                                 income tax consequences of
                                                 owning a Reset PERQS under
                                                 Treasury regulations governing
                                                 contingent payment debt
                                                 instruments (the "Contingent
                                                 Payment Regulations").

                                                 If the IRS were successful in
                                                 asserting that the Contingent
                                                 Payment Regulations applied to
                                                 the Reset PERQS, the timing and
                                                 character of income thereon
                                                 would be significantly
                                                 affected. Among other things, a
                                                 U.S. Holder would be required
                                                 to accrue as original issue
                                                 discount income, subject to
                                                 adjustments, at a "comparable
                                                 yield"
                                                 on the Issue Price. In
                                                 addition, a U.S. Holder would
                                                 recognize income upon maturity
                                                 of the Reset PERQS to the
                                                 extent that the value of eBay
                                                 Stock and cash (if any)
                                                 received exceeds the adjusted
                                                 issue price. Furthermore, any
                                                 gain realized with respect to
                                                 the Reset PERQS would generally
                                                 be treated as ordinary income.

                                                 Even if the Contingent Payment
                                                 Regulations do not apply to the
                                                 Reset PERQS, other alternative
                                                 federal income tax
                                                 characterizations or treatments
                                                 of the Reset PERQS are also
                                                 possible, and if applied could
                                                 also affect the timing and the
                                                 character of the income or loss
                                                 with respect to the Reset
                                                 PERQS. It is possible, for
                                                 example, that a Reset PERQS
                                                 could be treated as
                                                 constituting a prepaid forward
                                                 contract. Other alternative
                                                 characterizations are also
                                                 possible. Accordingly,
                                                 prospective purchasers are
                                                 urged to consult their tax
                                                 advisors regarding the U.S.
                                                 federal income tax consequences
                                                 of an investment in the Reset
                                                 PERQS.

                                                 Constructive Ownership

                                                 Section 1260 of the Code treats
                                                 a taxpayer owning certain types
                                                 of derivative positions in
                                                 property as having
                                                 "constructive ownership" in
                                                 that property, with the result
                                                 that all or a portion of the
                                                 long term capital gain
                                                 recognized or deemed to be
                                                 recognized (as described below)
                                                 by such taxpayer with respect
                                                 to the derivative position
                                                 would be recharacterized as
                                                 ordinary income. Although
                                                 Section 1260 in its current
                                                 form does not apply to the
                                                 Reset PERQS, Section 1260
                                                 authorizes the Treasury
                                                 Department to promulgate
                                                 regulations (possibly with
                                                 retroactive effect) to expand
                                                 the application of the
                                                 "constructive ownership"
                                                 regime. There is no assurance
                                                 that the Treasury Department
                                                 will not promulgate regulations
                                                 to apply the regime to the
                                                 Reset PERQS. If Section 1260
                                                 were to apply to the Reset
                                                 PERQS, the effect on a U.S.
                                                 Holder would be to treat all or
                                                 a portion of the long term
                                                 capital gain (if any)
                                                 recognized by such U.S. Holder
                                                 on sale or maturity of a Reset
                                                 PERQS as ordinary income, but
                                                 only to the extent such long
                                                 term capital gain exceeds the
                                                 long term capital gain that
                                                 would have been recognized by
                                                 such U.S. Holder if the U.S.
                                                 Holder had acquired the
                                                 underlying stock itself on the
                                                 issue date of the Reset PERQS
                                                 and disposed of the underlying
                                                 stock upon disposition
                                                 (including retirement) of the
                                                 Reset PERQS. Section 1260, if
                                                 applicable, would require a
                                                 U.S. Holder that receives
                                                 shares of eBay Stock at
                                                 maturity to recognize as
                                                 ordinary income the amount that
                                                 would have been treated as
                                                 ordinary income according to
                                                 the rule described in the
                                                 preceding sentence, if the U.S.
                                                 Holder had sold the Reset PERQS
                                                 at maturity for fair market
                                                 value. In addition, Section
                                                 1260 would impose an interest
                                                 charge on the gain (or deemed
                                                 gain) that was recharacterized
                                                 on the sale or maturity of the
                                                 Reset PERQS.

                                                 Backup Withholding and
                                                 Information Reporting

                                                 A U.S. Holder of a Reset PERQS
                                                 may be subject to information
                                                 reporting and to backup
                                                 withholding at a rate of 31
                                                 percent of the amounts paid to
                                                 the U.S. Holder, unless such
                                                 U.S. Holder provides proof of
                                                 an applicable exemption or a
                                                 correct taxpayer identification
                                                 number, and otherwise complies
                                                 with applicable requirements of
                                                 the backup withholding rules.
                                                 The amounts withheld under the
                                                 backup withholding rules are
                                                 not an additional tax and may
                                                 be refunded, or credited
                                                 against the U.S. Holder's U.S.
                                                 federal income tax liability,
                                                 provided the required
                                                 information is furnished to the
                                                 IRS.

                        MORGAN STANLEY DEAN WITTER & CO.